Exhibit 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (together with all amendments and supplements hereto, this “Agreement”), is made as of this Nineteenth day of July, 2018, by and among AMERICAN FINANCE SPECIAL LIMITED PARTNER, LLC, a Delaware limited liability company (solely in its capacity as a lender under the Incentive Listing Note, the “Special Limited Partner”), and BMO HARRIS BANK N.A., in its capacity as the agent for the Lenders defined below (“Agent”), and acknowledged by AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”).

R E C I T A L S

A.       A. The Borrower, Agent and certain lenders (together with their respective successors and assigns, the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; and except as otherwise herein expressly provided, each initially capitalized term used herein has the meaning assigned to such term in the Credit Agreement).

B.       Concurrently with the execution of this Agreement, the Borrower has issued the Incentive Listing Note and has incurred obligations thereunder to make payments or other distributions pursuant thereto to the Special Limited Partner (all such obligations arising under or pursuant to the Incentive Listing Note, the “Subordinated Obligations”).

C.       To induce Agent and the Lenders to continue to make extensions of credit pursuant to the Credit Agreement, the Special Limited Partner desires to subordinate the Subordinated Obligations to the Obligations, and to make certain agreements in favor of Agent and the Lenders.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Approval of Credit Facility. Special Limited Partner acknowledges that it has received, and Special Limited Partner hereby consents to, the Loan Documents.

2.       Payment Subordination.

(a)       Special Limited Partner agrees that the payment of the Subordinated Obligations is and shall be subject, subordinate and rendered junior, in right of payment, to the prior payment in full of the Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer), including, without limitation, all payment obligations of the Guarantors under the Guaranties.

(b)       Special Limited Partner agrees not to ask, demand, sue for, take or receive from Borrower or any other Loan Party, directly or indirectly, in cash, securities or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any amounts owing with respect to the Subordinated Obligations; nor to accept any such payment or to accelerate the payment of the Subordinated Obligations or accept prepayment thereof, unless and until the Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) shall have been paid in full and the Commitments shall have expired or been terminated.

3.       In Furtherance of Subordination.

(a)       Upon any distribution of all or any of the assets of the Borrower (i) in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, Insolvency Proceeding (as defined below) or other similar case or proceeding in connection therewith, relative to the Borrower or to any of its creditors, as such, or to its assets, (ii) in the event of any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) in the event of any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower, then and in any such event each holder of the Obligations shall receive payment in full of all amounts due or to become due (whether or not an Event of Default has occurred or the maturity of the Obligations has been accelerated) to the extent constituting Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer), including any post-petition interest thereon and post-petition fees and expenses with respect thereto (in each case, whether allowed in such proceeding or not), before the Special Limited Partner is entitled to receive any payment on account of principal of (or premium, if any, on) any Subordinated Obligations, and any payment or distribution of any kind or character, whether in cash, securities or other property that would otherwise (but for this Agreement) be payable or deliverable to the Special Limited Partner in respect of any Subordinated Obligations shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to the Agent for application in payment of the Obligations in accordance with the priorities then existing among the Lenders under the Credit Agreement to the extent necessary to satisfy in full all Obligations including any post-petition interest thereon and post-petition fees and expenses with respect thereto (in each case, whether allowed in such proceeding or not) then remaining unpaid.

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(b)       All payments or distributions with respect to the Subordinated Obligations or payments or distributions received by the Special Limited Partner contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by Special Limited Partner, and shall be forthwith paid over to Agent for the ratable benefit of the Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations.

(c)       If the Special Limited Partner is deemed to be a creditor of the Borrower or any Guarantor in any Insolvency Proceeding (as defined below), (i) the Special Limited Partner hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Insolvency Proceeding by or against the Borrower or any Guarantor that would be contrary to the provisions of this Agreement without the prior consent of Agent which consent may be granted or withheld in Agent’s sole and absolute discretion, and (ii) the Special Limited Partner shall not challenge the validity or enforceability of this Agreement, the validity, enforceability or amount of any claim of Agent or any Lender, the validity, perfection, priority or enforceability of any lien of Agent or any Lender on any collateral securing such claim, or any valuations of any Real Property or any other collateral submitted by Agent or any Lender in such Insolvency Proceeding, or take any other action in such Insolvency Proceeding which the Agent believes, in its sole and absolute discretion, is adverse to Agent’s or any Lender’s enforcement of its claim or lien or receipt of adequate protection (as that term is defined in the Bankruptcy Code of the United States). As used in this Agreement, “Insolvency Proceeding” means (x) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (y) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or non-U.S. law.

4.       No Commencement of Any Proceedings. The Special Limited Partner agrees that, so long as the Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) shall remain unpaid, the Special Limited Partner will not commence, or join with any creditor in commencing, or cause the Borrower to commence, any Insolvency Proceeding referred to in Section 3(a).

5.       No Disposition or Amendment of or Exercise of Remedies With Respect to the Subordinated Obligations. The Special Limited Partner agrees that it will not:

(a)       other than, in connection with estate planning, any sale, assignment, transfer, endorsement, pledge, encumbrance or other disposition of the Incentive Listing Note, or any portion thereof, by the Special Limited Partner to the holders of its Equity Interests or their respective successors, heirs or estates (provided, such Person takes any such Subordinated Obligations subject to this Agreement), sell, assign, transfer, endorse, pledge, encumber or otherwise enter into any disposition of the Subordinated Obligations or any interest therein; or

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(b)       (i) enter into any (x) amendment, modification or waiver of the Subordinated Obligations to the extent prohibited by Section 8.14 of the Credit Agreement or (y) extension, renewal or replacement of the Subordinated Obligations, or (ii)  accept any collateral or guaranty for the Subordinated Obligations; or

(c)       take, or permit to be taken, any action to assert or collect any payment in respect of the Subordinated Obligations or any part thereof, or to exercise any of the Special Limited Partner’s remedies with respect to any of the Subordinated Obligations, or contest, oppose, interfere with or object to any action to assert or collect any payment in respect of the Obligations or any part thereof, or the exercise any of Agent’s or any Lender’s rights or remedies with respect to any of the Obligations.

6.       Permitted Payments of the Subordinated Obligations. Notwithstanding the provisions set forth in Sections 2 through 5 above, the parties hereto agree that (a) the Special Limited Partner, the holders of its Equity Interests or their respective designees may accept (i) if no Event of Default has occurred and is continuing, prepayments, redemptions, repurchases or other acquisitions of the Subordinated Obligations to the extent permitted under the Credit Agreement and (ii) at any time, payments of principal of, prepayments, redemptions, repurchases or other acquisitions or conversions or exchanges of the Subordinated Obligations, in each case, solely in exchange for or in the form of Equity Interests and to the extent permitted under the Credit Agreement and (b) the Special Limited Partner may enforce any provision of the Incentive Listing Note to the extent the remedies sought in respect thereof are limited to payment in the form of the issuance of Equity Interests (and reimbursement of any expenses in connection with such enforcement provided such expenses shall be deemed part of the Subordinated Obligations and subject to Section 2 above).

7.       Rights and Obligations Hereunder Not Affected. All rights and interests of Agent, on behalf of itself and the Lenders, and all agreements and obligations of the Special Limited Partner, under this Agreement shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of the Loan Documents or any other documents evidencing or securing the Obligations;

(b)       any change in the time, manner or place of payment of, or in any other term of, the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Documents;

(c)       any exchange, release or non-perfection of any collateral for or of any Person liable for all or any of the Obligations; or

(d)       the rescission or return of any payment on account of the Obligations by any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any of the Guarantors, or otherwise, all as though such payment had not been made.

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8.       Representations and Warranties. The Special Limited Partner represents and warrants to Agent and the Lenders that:

(a)       Special Limited Partner is a Delaware limited liability company and:

(i)       is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and

(ii)       has the power and authority and all governmental licenses, authorizations, consents and approvals to perform its obligations under this Agreement.

(b)       The execution, delivery and performance by the Special Limited Partner of this Agreement has been duly authorized by all necessary limited liability company or other organizational action, and do not and will not:

(i)       contravene the terms of the Special Limited Partner’s organizational documents;

(ii)       conflict with, or result in any breach or contravention of, any document evidencing any contractual obligation to which the Special Limited Partner is a party or any order, injunction, writ or decree of any Governmental Authority to which the Special Limited Partner or its properties are subject; or

(iii)       violate any Legal Requirement.

(c)       No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, the Special Limited Partner of this Agreement.

(d)       This Agreement constitutes the legal, valid and binding obligation of the Special Limited Partner, enforceable against the Special Limited Partner in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

9.       Waivers. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Agent (with any consent from the Lenders required by the Credit Agreement), and then only in the specific instance and for the specific purpose for which given. Any waiver, forbearance, failure or delay by Agent or any Lender in exercising any right, power of remedy, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of Agent or any Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Agent (with any consent from the Lenders required by the Credit Agreement).

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10.       Certain Waivers.

(a)       Notwithstanding any payment or payments made by any Person hereunder or as a result of the operation of this Agreement or any set-off or application of funds of the Special Limited Partner by Agent or any Lender (or any cure made by the Special Limited Partner), the Special Limited Partner shall not be entitled to be subrogated to any of the rights of Agent or any Lender against any Person, nor shall the Special Limited Partner seek or be entitled to seek any contribution or reimbursement from any Loan Party or any other Person in respect of such payments made by the Special Limited Partner, in each case unless and until repayment of the Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) has occurred and the Commitments have expired or been terminated.

(b)       Notwithstanding the existence of the Subordinated Obligations or any provisions of the Loan Documents to the contrary, Agent and the Lenders shall be free to grant or withhold consents and approvals, make or withhold advances, provide notices, and otherwise deal with the Loan Documents in the same manner and to the same extent as if the Subordinated Obligations do not exist. Without limiting the foregoing, neither Agent, nor any Lender shall have any obligation to (i) obtain any consent or approval of the Special Limited Partner with respect to any action taken or not taken by Agent or any Lender with regard to the Obligations or Loan Documents (or any amendment thereto or waiver or forbearance thereunder), including with respect to the exercise or non-exercise of any rights or remedy thereunder or (ii) deliver to the Special Limited Partner any notices, reports, draw requests, appraisals, calculations, or other reports or information of any kind whatsoever relating to the Obligations or the Loan Documents, whether or not such information is required to be delivered to the Special Limited Partner pursuant to the Incentive Listing Note or is otherwise requested by the Special Limited Partner.

(c)       Neither Agent nor any Lender shall be required to marshal any present or future collateral security for, or other assurances of payment of, all or any portion of the Obligations or any assets of the Loan Parties or to resort to such collateral security, other assurances of payment or assets in any particular order, and all of the rights and remedies of Agent and the Lenders in respect of such collateral security, other assurances of payment and assets shall be cumulative and in addition to all other rights and remedies, however existing or arising.

(d)       The Special Limited Partner agrees that neither Agent, nor any Lender, nor any of their predecessors in interest or past, present and future officers, directors, employees, agents, servicers, attorneys, representatives, participants, heirs, successors and/or assigns owes any fiduciary or other duty to the Special Limited Partner to act or refrain from acting in any manner in connection with the funding, administration, collection, or enforcement of the terms of the Obligations or the exercise by Agent or any Lender of any rights and remedies contained in or granted by any the Loan Documents, and the Special Limited Partner agrees not to assert the existence of any such duty. Without limiting the foregoing, the Special Limited Partner assumes all responsibility for keeping itself informed as to the condition (financial or otherwise), business, assets and/or operations (including compliance with the Loan Documents and the Incentive Listing Note, as applicable) of the Loan Parties, and neither Agent, nor any Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the Special Limited Partner relative to such condition, business, assets and/or operations.

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11.        Legend. The Special Limited Partner shall cause each instrument or document which now or hereafter evidences all or any portion of the Subordinated Obligations to be conspicuously marked with the following legend (or to include a provision to a similar effect):

THIS INSTRUMENT IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JULY 19, 2018, BY AND BETWEEN BMO HARRIS BANK N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS DESCRIBED THEREIN, AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., AND AMERICAN FINANCE SPECIAL LIMITED PARTNER, LLC. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS INSTRUMENT AND SAID SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

12.       No Liens for Subordinated Obligations. If the Special Limited Partner or any holder of Subordinated Obligations shall acquire or hold any lien on any assets or property of any Loan Party securing any Subordinated Obligations, then the Special Limited Partner shall, notwithstanding anything to the contrary in the Incentive Listing Note or any agreement related thereto, (i) be deemed to hold and have held such lien for the benefit of the Agent (on behalf of the Lenders) and (ii) immediately release such lien. The Special Limited Partner hereby irrevocably authorizes the Agent (on behalf of the Lenders) to prepare and record or otherwise execute and deliver any releases and terminations of such liens held by (or for the benefit of) the Special Limited Partner or any holder of Subordinated Obligations at any time, and to the extent, that this Agreement requires such liens be released or terminated hereby and empowers and appoints the Agent as the Special Limited Partner’s agent and attorney-in-fact to file such releases and terminations.

13.        Revival. This Agreement or any provision hereof shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is avoided, rescinded or must otherwise be restored or returned by Agent or the Lenders upon or as a result of the application of any creditor’s rights laws or any other applicable laws or any order of any Governmental Authority, or upon or as a result of the appointment of a sequestrator, intervenor or conservator of, or receiver, trustee or similar officer for, any applicable Person or any substantial part of its property, or otherwise, all as though such payments had not been made. In the event that the Special Limited Partner receives any payment or distribution of any kind or character with respect to the Subordinated Obligations, whether in cash, property or securities, after any payment of any of the Obligations that is subsequently avoided, rescinded or must otherwise be restored or returned by Agent or the Lenders as described in the preceding sentence, the Special Limited Partner shall promptly pay over such payment or distribution to, and for the account of, Agent (for the benefit of the Lenders).

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14.       Equitable Relief. The parties hereto acknowledge and agree that monetary damages are not an adequate remedy to redress a breach or default hereunder by the Special Limited Partner and that a breach or default by the Special Limited Partner would cause irreparable harm to Agent and the Lenders. Accordingly, the parties hereto agree that upon a breach or default of this Agreement, Agent and the Lenders shall be entitled to obtain, without notice to the Special Limited Partner, equitable relief, including the remedies of injunction, declaratory judgment and specific performance, in addition to any and all other remedies at law or in equity.

15.        Termination. This Agreement shall terminate automatically upon the indefeasible payment of all Obligations (other than contingent indemnification Obligations with respect to which no claim has been asserted and any Obligations under Letters of Credit that have been Cash Collateralized or otherwise backstopped (including by “grandfathering” into future credit facilities) in a manner reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer) in full and termination or expiration of the Commitments. Agent shall execute and deliver any documents reasonably requested by the Special Limited Partner to evidence such release.

16.        Agent and Lender Consents. Unless otherwise expressly set forth herein or in the Credit Agreement, any approval, consent, determination or other decision required or permitted to be made by Agent under this Agreement may be granted, withheld or otherwise made by Agent in its sole and absolute discretion.

17.        Cumulative Rights. The rights, powers and remedies of Agent under this Agreement shall be in addition to all rights, powers and remedies given to Agent by virtue of any statute or rule of law, the Credit Agreement, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

18. Assignment; Successors and Assigns. The Special Limited Partner hereby represents to Agent that it has not assigned or sold any interest in the Subordinated Obligations. This Agreement shall bind Agent, on behalf of the Lenders and the Special Limited Partner, and their successors and assigns and shall inure to the benefit of their respective successors and assigns.

19.       Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute the same agreement.

20.       Choice of Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

21.       Severability. Every provision of this Agreement is intended to be severable. In the event any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

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22.       Integration; Modifications. This Agreement and the Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement and the Loan Documents, (b) supersede all oral negotiations and prior writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and the Loan Documents. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. This Agreement may not be modified except in a writing signed by Agent (with any consent of the Lenders required pursuant to the Credit Agreement) and the Special Limited Partner and acknowledged by Borrower.

23.       Further Assurances. The Special Limited Partner agrees to execute and deliver such additional instruments and agreements, and to undertake such further acts as may be deemed reasonably necessary or appropriate by Agent in order to effectuate the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

SPECIAL LIMITED PARTNER:

AMERICAN FINANCE SPECIAL LIMITED PARTNER, LLC, a Delaware limited liability company

By:	AR Global Investments, LLC, its member

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

[Signature Page to American Finance Incentive Listing Note Subordination Agreement]

AGENT:

BMO HARRIS BANK N.A.

By:	/s/ Lloyd Baron
Name: Lloyd Baron
Title: Director

[Signature Page to American Finance Incentive Listing Note Subordination Agreement]

Acknowledged and consented to:

BORROWER:

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Finance Trust, Inc., a Maryland corporation, its general partner

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

[Signature Page to American Finance Incentive Listing Note Subordination Agreement]